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                                                                    EXHIBIT 10.6

EXHIBIT C                                                                 Mellon
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               AMENDMENT DATED AS OF MARCH 28, 2001 ("AMENDMENT")
                                       TO
           EQUIPMENT SCHEDULE DATED AS OF MARCH 28, 2001 ("SCHEDULE")
                                       TO
       MASTER LEASE AGREEMENT DATED AS OF MARCH 28, 2001 ("MASTER LEASE")
                                    BETWEEN
     MELLON US LEASING, A DIVISION OF MELLON LEASING CORPORATION ("LESSOR")
                     AND RMH TELESERVICES, INC. ("LESSEE")

     This Amendment amends only the Schedule in the following respects, so that the Master Lease and the Schedule, when taken together, will comprise a lease creating a security interest, and not a true lease transaction.

     NOW THEREFORE, the parties agree, with respect to the Master Lease only as it pertains to the Schedule, as follows:

     A.   Paragraph 10, Renewal, is deleted

     B. Paragraph 11, Location; inspection; Labels, is amended by (i) renaming it "Location; Inspection" and (ii) deleting the last sentence.

     C. Paragraph 12, Repairs, Use, Alterations, is amended by replacing the second sentence with the following:

            "All parts, repairs, additions, alterations and attachments placed on or incorporated into the Equipment shall immediately become part of the Equipment and subject to Lessor's first priority security interest hereunder."

     D. Paragraph 14, Surrender, is amended to read in its entirety as follows:


            "14. SURRENDER. If Lessor rightfully demands possession of the Equipment pursuant to this lease or otherwise, Lessee, at its expense, shall return all, but not less than all, of the Equipment by delivering it to such place or on board such carrier, packed for shipping, as Lessor may specify. Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in a condition which will permit Lessor to be eligible for Manufacturer's standard maintenance contract without incurring any expense to repair or rehabilitate the Equipment. Lessee shall be liable for reasonable and necessary expenses to place the Equipment in such condition. Lessee shall remain liable for the condition of the Equipment until it is received and accepted at the destination designated be Lessor as set forth above. If any items of Equipment are missing or damaged when returned, such occurrence shall be treated as an event of Loss or Damage
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            with respect to such missing or damaged items and shall be subject to the terms specified in Paragraph 15 below."

E.   Paragraph 15, Loss or Damage, is amended by

     (i)  replacing clause (b) with following:

            "(b) replace the same with like equipment acceptable to Lessor in good condition and repair (which shall thereupon become "Equipment" hereunder), subject to Lessor's first priority security interest hereunder;"; and

     (ii) replacing the last sentence with the following:

            "Upon Lessor's receipt of such payment, Lessor shall release the security interest, and quitclaim to Lessee any other interest, that it holds in the Equipment.:

F. Pursuant to Paragraph 17, Lessor directs Lessee, after Lessor's funding of the transaction, to make all payments of taxes with respect to the Equipment or this transaction (except tax payments based upon Lessor's net income.)


G.   Paragraph 19(b), Tax indemnity, is deleted.


H. Paragraph 22, Default; Remedies, is amended by adding at the end of the second paragraph the following:

            "and exercising all rights and remedies of a secured party under the Uniform Commercial Code."

I. Paragraph 24, Ownership; Personal Property, amended to read in its entirety as follows:

            "24. OWNERSHIP; PERSONAL PROPERTY. Except as otherwise provided by applicable law, security title and ownership of the Equipment shall remain in Lessor as security for the obligations of Lessee hereunder until Lessee has fulfilled all of such obligations, and the Equipment shall at all times be and remain personal property notwithstanding that the Equipment or
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            any part thereof may now be, or hereafter become, in any manner, affixed or attached to real property or any improvements thereon."

J. Paragraph 26, Acquisition Agreements, is amended by deleting the first sentence.

K. Paragraph 28, Purchase Option, is amended to read in its entirety as follows:

            "28. PURCHASE OPTION. If no default shall have occurred and be continuing and if Lessee has paid all amounts due hereunder, Lessee shall be entitled, at its option, to purchase all, but not less than all, of the Equipment at the end of the initial Term for a purchase price of $1.00. Lessor shall release the security interest, and quitclaim to Lessee any other interest, that it holds in the Equipment, "as-is, where-is" without any warranties, express or implied. Lessee shall be responsible for any taxes levied in connection with that transaction."

L.   Paragraph 29, Related Equipment Schedules, is amended by replacing clause
     (b) with the following:

            "(b) if the Equipment under any Equipment Schedule
                 is returned under Paragraph 14,".

M. Paragraph 30, Miscellaneous, is amended by replacing the 12/th/ sentence (immediately following the sentences in ALL CAPITALS) with the following:

            "This lease is a lease creating a security interest, not a true lease, and shall be deemed to be a security agreement. Lessee hereby grants to Lessor a first priority security interest in this lease, the Equipment, including the re-lease, sale or other disposition of the Equipment or other collateral."

    Except as amended hereby, the Master Lease and the Schedule shall remain in full force and effect. In the event of any conflict between the Master Lease and this Amendment, this Amendment shall govern.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Mellon US Leasing, a Division of Mellon Leasing                         Lessee Signature         TITLE
Corporation, (LESSOR)
By                                                                      BY
x   /s/ PHILLIP XXXXX                                                   X /s/ JACK TODES         DIRECTOR-FIN ANALYSIS
---------------------------------------------                           -----------------------------------------------
Title                                                                   BY
X MGR SYNDICATIONS                                                      X_____________________________________________
---------------------------------------------                           CO-LESSEE SIGNATURE      TITLE
HOME OFFICE. 525 MARKET STREET, SUITE 3500                              BY
SAN FRANCISCO, CA 94105-2743                                            X_____________________________________________
Not valid unless executed by Lessor's home office